UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             October 11, 2007

TOWER BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-12826	25-1445946
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Center Square, Greencastle, Pennsylvania		17225
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (717)597-2137

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Agreements.

Not Applicable.

Item 1.02 Termination of Material Agreement.

Not Applicable.

Item 1.03 Bankruptcy.

Not Applicable.

Item 2.01 Acquisition - Disposition of Assets.

Not Applicable.

Item 2.02 Result of Operations - Financial Condition.

Not Applicable.

Item 2.03 Financial Obligations - Off-Balance Sheet.

Not Applicable.

Item 2.04 Acceleration of Financial Obligations.

Not Applicable.

Item 2.05 Exit or Disposal Activities

Not Applicable.

Item 2.06 Material Impairments

Not Applicable.

Item 3.01 Notice of Delisting or Noncompliance

Not Applicable.

Item 3.02 Unregistered Sale of Securities

Not Applicable.

Item 3.03 Modification of Shareholder Rights.

Not Applicable.

Item 4.01 Change in Accountants.

Not Applicable.

Item 4.02 Non-Reliance on Financial Statements.

Not Applicable.

Item 5.01 Change in Control.

Not Applicable.

Item 5.02 Resignation of Directors - Principal Officers.

Not Applicable.

Item 5.03 By-Law Amendments - Change in Fiscal Year.

Not Applicable.

Item 5.04 Suspension of Trading - Employee Benefit Plans.

Not Applicable.

Item 5.05 Code of Ethics.

Not Applicable.

Item 7.01 Regulation FD.

Not Applicable.

Item 8.01 Voluntary Disclosure of Other Events.

The Board of Directors of Tower Bancorp, Inc. declared a fourth quarter cash dividend of $.28 per share at their October 10, 2007 meeting.

Item 9.01. Exhibits

(a)         Not Applicable.

(b)         Not Applicable.

(c)         Exhibit:

99            News Release, dated October 11, 2007, of Tower Bancorp, Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWER BANCORP, INC.
(Registrant)

Dated: October 11, 2007	/s/ Franklin T. Klink, III
Franklin T. Klink, III
Chief Financial Officer

EXHIBIT INDEX

Exhibit

99	News Release, dated October 11, 2007, of Tower Bancorp, Inc.